Legg Mason Partners Large Cap Value Fund Inc.

MANAGEMENT AGREEMENT
Legg Mason Partners Fund Advisor, LLC

This MANAGEMENT AGREEMENT ("Agreement") is made this 1st day of August, 2006, by and between Legg Mason Partners Funds, Inc. (the "Corporation") and Legg Mason Partners Fund Advisor, LLC, a
Delaware limited liability company (the "Manager").

WHEREAS, the Corporation is registered as a management investment company under the Investment
Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Manager is engaged primarily in rendering investment advisory, management and administrative services and is registered as an investment adviser under the Investment Advisers
Act of 1940, as amended;

WHEREAS, the Corporation wishes to retain the Manager to provide investment advisory, management, and administrative services to the Corporation with respect to the series of the Corporation designated in Schedule A annexed hereto (the "Fund"); and

WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1.The Corporation hereby appoints the Manager to act
as investment adviser and administrator of the Fund
for the period and on the terms set forth in this
Agreement.  The Manager accepts such appointment
and agrees to render the services herein set forth,
for the compensation herein provided.
2.The Fund shall at all times keep the Manager
fully informed with regard to the securities
owned by it, its funds available, or to become
available, for investment, and generally as to
the condition of its affairs.  It shall furnish
the Manager with such other documents and information
with regard to its affairs as the Manager may from
time to time reasonably request.
3.(a)Subject to the supervision of the Corporation's
Board of Directors (the "Board"), the Manager shall
regularly provide the Fund with investment research,
advice, management and supervision and shall furnish
a continuous investment program for the Fund's
portfolio of securities and other investments
consistent with the Fund's investment objectives,
policies and restrictions, as stated in the Fund's
current Prospectus and Statement of Additional
Information.  The Manager shall determine from
time to time what securities and other investments
will be purchased, retained, sold or exchanged by
the Fund and what portion of the assets of the Fund's
portfolio will be held in the various securities and
other investments in which the Fund invests, and shall
implement those decisions, all subject to the provisions
of the Corporation's Articles of Incorporation and By-Laws
(collectively, the "Governing Documents"), the 1940 Act,
and the applicable rules and regulations promulgated
thereunder by the Securities and Exchange Commission
(the "SEC") and interpretive guidance issued thereunder
by the SEC staff and any other applicable federal and
state law, as well as the investment objectives, policies
and restrictions of the Fund referred to above, and
any other specific policies adopted by the Board and
disclosed to the Manager.  The Manager is authorized
as the agent of the Corporation to give instructions
to the custodian of the Fund as to deliveries of
securities and other investments and payments of
cash for the account of the Fund.  Subject to applicable
provisions of the 1940 Act and direction from the Board,
the investment program to be provided hereunder may
entail the investment of all or substantially all of
the assets of a Fund in one or more investment companies.
The Manager will place orders pursuant to its investment
determinations for the Fund either directly with the
issuer or with any broker or dealer, foreign currency
dealer, futures commission merchant or others selected
by it.  In connection with the selection of such brokers
or dealers and the placing of such orders, subject to
applicable law, brokers or dealers may be selected who
also provide brokerage and research services (as those
terms are defined in Section 28(e) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"))
to the Funds and/or the other accounts over which the
Manager or its affiliates exercise investment discretion.
The Manager is authorized to pay a broker or dealer
who provides such brokerage and research services a
commission for executing a portfolio transaction for
a Fund which is in excess of the amount of commission
another broker or dealer would have charged for
effecting that transaction if the Manager
determines in good faith that such amount of
commission is reasonable in relation to the value
of the brokerage and research services provided by
such broker or dealer.  This determination may be
viewed in terms of either that particular transaction
or the overall responsibilities which the Manager
and its affiliates have with respect to accounts
over which they exercise investment discretion.
The Board may adopt policies and procedures that
modify and restrict the Manager's authority regarding
the execution of the Fund's portfolio transactions
provided herein.  The Manager shall also provide
advice and recommendations with respect to other
aspects of the business and affairs of the Fund,
shall exercise voting rights, rights to consent to
corporate action and any other rights pertaining to
a Fund's portfolio securities subject to such direction
as the Board may provide, and shall perform such other
functions of investment management and supervision as
may be directed by the Board.
(b)Subject to the direction and control of the Board,
the Manager shall perform such administrative and
management services as may from time to time be
reasonably requested by the Fund as necessary for
the operation of the Fund, such as
(i) supervising the overall administration of the Fund,
including negotiation of contracts and fees with and
the monitoring of performance and billings of the Fund's
transfer agent, shareholder servicing agents, custodian
and other independent contractors or agents,
(ii) providing certain compliance, fund accounting,
regulatory reporting, and tax reporting services,
(iii) preparing or participating in the preparation
of Board materials, registration statements, proxy
statements and reports and other communications to
shareholders,
(iv) maintaining the Fund's existence, and
(v) during such times as shares are publicly offered,
maintaining the registration and qualification of
the Fund's shares under federal and state laws.
Notwithstanding the foregoing, the Manager shall
not be deemed to have assumed any duties with respect
to, and shall not be responsible for, the distribution
of the shares of any Fund, nor shall the Manager be
deemed to have assumed or have any responsibility
with respect to functions specifically assumed by
any transfer agent, fund accounting agent, custodian,
shareholder servicing agent or other agent, in each
case employed by the Fund to perform such functions.
	(c)	The Fund hereby authorizes any entity
or person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Manager agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Manager or its affiliates is participating, or arrange for purchases and sales of securities between a Fund and another account advised by the Manager or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by a Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund's then-current Prospectus and Statement of Additional
Information relative to the Manager and its directors and officers.

4.Subject to the Board's approval, the Manager or
the Fund may enter into contracts with one
or more investment subadvisers or subadministrators,
including without limitation, affiliates of the
Manager, in which the Manager delegates to such
investment subadvisers or subadministrators any
or all its duties specified hereunder, on such
terms as the Manager will determine to be necessary,
desirable or appropriate, provided that in each
case the Manager shall supervise the activities
of each such subadviser or subadministrator and
further provided that such contracts impose on
any investment subadviser or subadministrator
bound thereby all the conditions to which the
Manager is subject hereunder and that such contracts
are entered into in accordance with and meet all
applicable requirements of the 1940 Act.
5.(a)The Manager, at its expense, shall supply the Board
and officers of the Corporation with all information and
reports reasonably required by them and reasonably
available to the Manager and shall furnish the Fund
with office facilities, including space, furniture
and equipment and all personnel reasonably necessary
for the operation of the Fund.  The Manager shall oversee
the maintenance of all books and records with respect
to the Fund's securities transactions and the keeping
of the Fund's books of account in accordance with all
applicable federal and state laws and regulations.  In
compliance with the requirements of Rule 31a-3 under
the 1940 Act, the Manager hereby agrees that any records
that it maintains for the Fund are the property of the
Fund, and further agrees to surrender promptly to the
Fund any of such records upon the Fund's request.  The
Manager further agrees to arrange for the preservation
of the records required to be maintained by Rule 31a-1
under the 1940 Act for the periods prescribed by
Rule 31a-2 under the 1940 Act.  The Manager shall
authorize and permit any of its directors, officers
and employees, who may be elected as Board members or
officers of the Fund, to serve in the capacities in
which they are elected.
(b)The Manager shall bear all expenses, and shall
furnish all necessary services, facilities and
personnel, in connection with its responsibilities
under this Agreement.  Other than as herein specifically
indicated, the Manager shall not be responsible for the
Fund's expenses, including, without limitation, advisory
fees; distribution fees; interest; taxes; governmental fees;
voluntary assessments and other expenses incurred in
connection with membership in investment company
organizations; organization costs of the Fund; the cost
(including brokerage commissions, transaction fees or
charges, if any) in connection with the purchase or sale
of the Fund's securities and other investments and any
losses in connection therewith; fees and expenses of
custodians, transfer agents, registrars, independent
pricing vendors or other agents; legal expenses; loan
commitment fees; expenses relating to share certificates;
expenses relating to the issuing and redemption or
repurchase of the Fund's shares and servicing shareholder
accounts; expenses of registering and qualifying the
Fund's shares for sale under applicable federal and
state law; expenses of preparing, setting in print,
printing and distributing prospectuses and statements
of additional information and any supplements thereto,
reports, proxy statements, notices and dividends to
the Fund's shareholders; costs of stationery; website
costs; costs of meetings of the Board or any committee
thereof, meetings of shareholders and other meetings of
the Fund; Board fees; audit fees; travel expenses of
officers, members of the Board and employees of the Fund,
if any; and the Fund's pro rata portion of premiums on
any fidelity bond and other insurance covering the Fund
and its officers, Board members and employees; litigation
expenses and any non-recurring or extraordinary expenses
as may arise, including, without limitation, those relating
to actions, suits or proceedings to which the Fund is a
party and the legal obligation which the Fund may have to
indemnify the Fund's Board members and officers with respect thereto.
6.	No member of the Board, officer or employee
of the Corporation or Fund shall receive from the Corporation or Fund any salary or other compensation as such member of the Board, officer or employee while he is at the same time a director, officer, or employee of the Manager or any affiliated company of the Manager, except as the Board may decide.
This paragraph shall not apply to Board members, executive committee members, consultants and other persons who are not regular members of the Manager's or any affiliated company's staff.
7.As compensation for the services performed and the facilities furnished and expenses assumed by the Manager, including the services of any consultants retained by the Manager, the Fund shall pay the Manager, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth opposite the Fund's name on Schedule A annexed hereto, provided however, that if the Fund invests all or substantially all of its assets in another registered investment company for which the Manager or an affiliate of the Manager serves as investment adviser or investment manager, the annual fee computed as set forth on such Schedule A shall be reduced by the aggregate management fees allocated to that Fund for the Fund's then-current fiscal year from such other registered investment company. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due the Manager for all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund in that period from the beginning of such month to such date of termination, and shall be that proportion of such average daily net assets as the number of business days in such period bears to the number of business days in such month. The average daily net assets of the Fund shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Board.
8.The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for a Fund, provided that nothing in this Agreement shall protect the Manager against any liability to the Fund to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this Section 8, the term "Manager" shall include any affiliates of the Manager performing services for the Corporation or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Manager and such affiliates.
9.Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Manager who may also be a Board member, officer, or employee of the Corporation or the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Manager to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. If the purchase or sale of securities consistent with the investment policies of a Fund or one or more other accounts of the Manager is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Manager. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Manager's policies and procedures as presented to the Board from time to time.
10.For the purposes of this Agreement, the Fund's
"net assets" shall be determined as provided in the Fund's then-current Prospectus and Statement of Additional
Information and the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.
11.This Agreement will become effective with respect to the Fund on the date set forth opposite the Fund's name on Schedule A annexed hereto, provided that it shall have been approved by the Corporation's Board and by the shareholders of the Fund in accordance with the requirements of the 1940 Act and, unless sooner terminated as provided herein, will continue in effect until November 30, 2007. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund, so long as such continuance is specifically approved at least annually
(i) by the Board or
(ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board members who are not interested persons of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such a pproval.
12.This Agreement is terminable with respect to the Fund without penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days' nor less than 30 days' written notice to the Manager, or by the Manager upon not less than 90 days' written notice to the Fund, and will be terminated upon the mutual written consent of the Manager and the Corporation.
This Agreement shall terminate automatically in the event of its assignment by the Manager and shall not be assignable by the Corporation without the consent of the Manager.
13.The Manager agrees that for services rendered to the Fund, or for any claim by it in connection with services rendered to the Fund, it shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Corporation.
14.No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of the Agreement shall be effective until approved, if so required by the 1940 Act, by vote of the holders of a majority of the Fund's outstanding voting securities.
15.This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.
16.This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

[signature page to follow]


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized. LEGG MASON PARTNERS FUNDS, INC.

By:
Name:
Title:


LEGG MASON PARTNERS FUND ADVISOR, LLC

By:
Name:
Title:



Schedule A

Legg Mason Partners Large Cap Value Fund

Date:

August 1, 2006

Fee:

The following percentage of the Fund's average daily net assets:

First $500 million--0.60%
Next $500 million--0.55%
Over $1 billion--0.50%